Exhibit 4.2

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of November, 2001, by and among The Active Network, Inc., a Delaware corporation (the “Company”), and the persons identified on Schedule A attached hereto (the “Shareholders”).

WHEREAS, the Company previously entered into the Fourth Amended and Restated Investors’ Rights Agreement dated November 8, 2000 (the “Prior Agreement”) with the Shareholders other than the Series I Investors and the holders of the Series J Preferred Stock (as defined below);

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company is a party to the Series I Preferred Stock Purchase Agreement of even date herewith (the “Series I Purchase Agreement”) with the parties identified on Schedule A as Series I Investors (the “Series I Investors”) pursuant to which the Series I Investors are purchasing shares of the Company’s Series I Preferred Stock;

WHEREAS, the amendment and restatement of the Prior Agreement in the manner set forth herein is a condition of the Series I Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Registration Rights

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Common Stock” shall mean shares of the Company’s common stock.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.

(f) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty-one percent (51%) of the then outstanding Registrable Securities. For purposes of such calculation, holders of Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Shares.

(g) “Investors” shall mean holders of Series I Preferred Stock, Series G Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-l Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series D-2 Preferred Stock, Series E Preferred Stock and Series J Preferred Stock.

(h) “Kettle/Austin Warrants” shall mean those certain Warrants to purchase 658,101 shares of Common Stock of the Company held by Kettle Partners LP and Austin Ventures VI, LP.

(i) “Other Shareholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(j) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or unincorporated organization or any other entity or organization.

(k) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable upon exercise of the Kettle/Austin Warrants, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered, which have been sold to the public, or which have been sold to a transferee in a transaction in which the transferor’s registration rights were not assigned.

(l) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(m) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and fees and disbursements of one special counsel for the selling Holders, but shall not include Selling Expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(n) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(o) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(p) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the selling Holders in excess of $10,000.

(r) “Shares” shall mean the Company’s Series I Preferred Stock, Series G Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-l Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series D-2 Preferred Stock, Series E Preferred Stock and Series J Preferred Stock.

1.2 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) April 30, 2004 or (ii) six (6) months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Commission Rule 145 transaction), a written request that the Company effect a registration with respect to at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective.

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(A) After the Company has initiated two (2) such registrations pursuant to this Section 1.2(a) (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses); or

(B) Where the registration requested is for a second registration and the period of time is less than one (1) year from the date of the first registration; or

(C) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

(b) Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such filing would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the

Company as a part of their request made pursuant to Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of such Holder’s Registrable Securities.

(d) Procedures. If other Persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other Persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders and other Persons who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

1.3 Company Registration.

(a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all of such Holder’s Registrable Securities specified in a written request or requests within twenty (20) days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company’s shareholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company’s securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s shareholders (including the Holders); provided, however, that the aggregate value of Registrable Securities to be included in such registration by Holders may not be so reduced to less than thirty percent (30%) of the total amount of such securities included in such registration.

The Company shall so advise all Holders and other shareholders requesting registration pursuant to this Section 1.3, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.13. If any Person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 1.13 hereof.

1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3, and 1.5 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

1.5 Registration on Form S-3.

(a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(b) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, the Company has effected three (3) such registrations in any such period.

(b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and (ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

1.6 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will as expeditiously as reasonably possible:

(a) Prepare and file with the Commission after receipt of a request to file a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the Holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) notify each Holder of Registrable Securities of any stop order issued or threatened by the Commission or any state regulatory authority and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(g) Notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading;

(h) Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions;

(j) Use its best efforts to obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request;

(k) Use its best efforts to obtain an opinion letter from the Company’s legal counsel in customary form and covering such matters of the type customarily covered by opinion letters as the Holders of a majority of the Registrable Securities being sold reasonably request;

(l) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement contemplated hereby; and

(m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder.

1.7 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any prospectus, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each Person controlling such Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

(b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Investors, and each of their officers, directors, and partners, and each Person controlling such Holder or Other Investor, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, including any preliminary prospectus or final prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Investors, directors, officers, partners, legal counsel, and accountants, Persons, underwriters, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, including any preliminary prospectus or final prospectus contained therein in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such registration statement, including any preliminary prospectus or final prospectus contained therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further, that Holder will not be liable under this Section for any losses, costs, damages or expenses exceeding the gross proceeds received by Holder in such registration or offering.

(c) Each party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

1.9 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, unless the terms of such agreement provide that such registration rights are subordinate to the registration rights granted to the Holders hereunder.

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such securities without registration.

1.11 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to a transferee or assignee (a) who acquires at least fifty thousand (50,000) shares of Registrable Securities, (b) who is a Holder of Registrable Securities and already possesses such registration rights, or (c) that is an affiliated limited partnership, a limited partner, general partner, or other affiliate of the Holder; provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee acquires such Registrable Securities in a private transaction in compliance with that certain Stock Restriction and Co-Sale Agreement of even date herewith and assumes the obligations of such Holder under this Section 1, and, provided further, that all assignees who would not qualify for assignment of registration rights individually shall have a single attorney in fact appointed by such assignees for the purpose of exercising any rights, receiving notices or taking actions under this Section 1.

1.12 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed (a) one hundred eighty

(180) days, following the effective date of the first registration statement of the Company filed under the Securities Act and (b) ninety (90) days following the effective date of any subsequent registration statement of the Company, provided that:

(i) all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

(ii) any discretionary waiver or termination of the restrictions of any such agreement by the Company or representatives of the underwriters shall apply to Holders on a pro rata basis together with any holder of securities other than a Holder.

The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

1.13 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the “Other Shares”) requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be reduced first, amongst the other selling shareholders requesting inclusion of shares (other than Holders) pro rata on the basis of the number of shares of Other Shares to be included in such registration, assuming conversion and, if after such Other Shares are excluded, reduction to the number of Registrable Securities to be offered is necessary, then pro rata amongst all Holders on the basis of the number of shares of Registrable Securities to be included in such registration, assuming conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests, and this procedure shall be repeated until all the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities or Other Shares to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include other shares of stock issued to employees, officers, directors, or consultants, or with respect to registrations under Section 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company’s own account.

1.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or 1.5 shall terminate on the earlier of (i) such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any three (3)-month period or (ii) the expiration of five (5) years after the closing of the first registered public offering of Common Stock of the Company.

SECTION 2

Covenants of the Company

2.1 Basic Financial Information. With respect to each Holder, so long as such Holder holds at least 200,000 shares of Common Stock issued or issuable upon conversion of Shares held by such Holder, the Company will furnish to each such Holder:

(a) Within 30 days after the end of each quarterly fiscal period, an unaudited balance sheet and income statement as of the end of such period, together with statements of retained earnings and cash flow for such period, and a comparison by reasonable categories, including a reasonable explanation of any differences, of the actual results to the applicable budget and the comparable figures for the prior year, all in detail reasonably satisfactory to the Holder and furnished with a certificate executed by the Chief Executive Officer or the Chief Financial Officer of the Company (in either event, an “Officer”) stating that, to such individual’s knowledge, such statements present fairly the financial position and results of operations of the Company for such period and that such statements have been prepared in accordance with the books and records of the Company applied on a consistent basis.

(b) Within 90 days after the end of each fiscal year, an audited balance sheet and income statement as of the end of such fiscal year, together with statements of retained earnings and cash flow for such fiscal year, all in reasonable detail and certified by a recognized national firm of independent accountants as presenting fairly the financial position and results of operations of the Company and as having been prepared in accordance with generally accepted accounting principals consistently applied, including such accountants’ opinion thereon.

2.2 Inspection Rights. The Company will permit each Holder, at such Holder’s expense (or its representative), to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company’s officers and its independent public accountants, during reasonable business hours following reasonable notice and as often as any such Person may reasonably request; provided, however, that the Company shall not be required pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information without the Holder first entering into a confidentiality agreement in form acceptable to the Company.

2.3 Right of First Refusal. The Company hereby grants to each Shareholder the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Shareholder’s pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Shareholder immediately prior to the issuance of New Securities (assuming full conversion of all shares held by the Shareholders) to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all Shares held by the Shareholders. Each Shareholder shall have a right of over-allotment such that if any Shareholder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Shareholders may purchase the nonpurchasing Shareholder’s portion on a pro rata basis within ten (10) days from the date such nonpurchasing Shareholder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include (i) any securities issued by the Company prior to the date of this Agreement or the Series I Preferred Stock issued pursuant to the Series I Purchase Agreement; (ii) securities issued upon conversion of any securities issued by the Company prior to the date of this Agreement or the Series I Preferred Stock; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company (including, without limitation, the Series J Preferred Stock) by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (iv) shares of Common Stock or Preferred Stock of the Company issued or issuable to employees, directors, consultants or advisors, directly or pursuant to any stock option or restricted stock purchase agreements approved by the Compensation Committee of the Board of Directors; (v) securities issued to Persons with which the Company has a potential or existing customer or supplier or other strategic relationship, so long as such issuance is approved by the Board of Directors; (vi) securities issued in connection with a bona fide lease transaction, or bank financing approved by the Board of Directors, but not exceeding 1,568,975 shares, as adjusted for any stock dividend, stock split, recapitalization or other change affecting such securities, in the aggregate with respect to all such lease transactions and bank financings; (vii) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act other than a registration relating solely to a transaction under Rule 145 (or any successor thereto) or to an employee benefit plan of the Company where (x) the market capitalization of the Company, based on the initial offering price per share in such offering (but excluding the shares sold by the Company in such offering), is at least $125,000,000, (y) after such public offering, the shares are listed on a United States national securities exchange or The Nasdaq Stock Market (or any successor organization thereto) and (z) the Company receives gross proceeds of at least $25,000,000 (before payment of any underwriter discounts and commissions and offering expenses) (a “Qualified Public Offering”); (viii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (viii) above.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of

New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Shareholder shall have twenty (20) days after any such notice is effective to agree to purchase such Shareholder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) In the event the Shareholders fail to exercise fully the right of first refusal within said twenty (20) day period and after the expiration of the ten-day period for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which the Shareholders’ right of first refusal option set forth in this Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Shareholders pursuant to Section 2.3(b). In the event the Company has not sold within such 120- day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in Section 2.3(b) above.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a Qualified Public Offering, as defined in Section 2.3(a)(vii) above.

(e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred by a Shareholder, except that (i) such right is assignable by each Investor in connection with a sale or transfer of Registrable Securities and (ii) such right is assignable between and among any of the Shareholders.

2.4 Proprietary Information and Inventions Agreements. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

2.5 Employee and Other Stock Arrangements. The Company will not, without the approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary. Except as otherwise approved by the Board of Directors, each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, consultant, officer or director of the Company will be (a) subject to vesting over a four (4)-year period on a monthly basis, commencing one (1) year after the grant date or commencement of service date and (b) conditioned upon the execution and delivery by the Company and such employee, consultant, officer or director of an agreement substantially in a form approved by the Board of Directors of the Company.

SECTION 3

Miscellaneous

3.1 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4 Entire Agreement; Amendment; Waiver. This Agreement, together with all schedules and exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements (including the Prior Agreement), understandings, negotiations and discussions, whether oral or written, of the parties. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect whatsoever. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Shareholders holding at least fifty percent (50%) of the Registrable Securities. Any amendment, waiver, discharge or termination made in accordance with this Section 3.4 shall be binding on all the Shareholders but in no event shall the obligations of any Shareholder hereunder be materially increased, except upon the written consent of such Shareholder and in no event may any amendment, waiver, discharge or termination adversely affect any Shareholder disproportionately to any other Shareholder without the written consent of such Shareholder.

3.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Shareholder, as indicated on the signature page hereto, or at such other address as such Shareholder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at 1020 Prospect Street, Suite 250, La Jolla, CA 92037, or at such other address as the Company shall have furnished to each Shareholder in writing. All such notices and other written communications shall be effective (i) if mailed, five (5) days after mailing and (ii) if delivered, upon delivery.

3.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

3.7 Rights, Severability. Unless otherwise expressly provided herein, an Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.8 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other Person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

3.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

The Active Network, Inc.

By:	/s/ David Alberga

Title:	CEO

Address:	1020 Prospect Street Suite 250 La Jolla, CA 92037

Enterprise Partners IV, L.P.

By:	Enterprise Management Partners IV, L.P., its General Partner

	By:	/s/ William Stensrud

William R. Stensrud its General Partner

Address:		7979 Ivanhoe Avenue Suite 550 La Jolla, CA 92037

Enterprise Partners IV Associates, L.P.

By:	Enterprise Management Partners IV, L.P., its General Partner

	By:	/s/ William Stensrud

William R. Stensrud its General Partner

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Address:	7979 Ivanhoe Avenue Suite 550 La Jolla, CA 92037

/s/ Scott Kyle

Scott Kyle

Address:	1295 Prospect Street La Jolla, CA 92037

Frederick Mitchell Thrower, III Separate Property Trust, U.T.D. September 28, 1999

By:	/s/ Mitchell Thrower

Its:	Trustee Mitchell Thrower 11/01

Address:	1295 Prospect Street La Jolla, CA 92037

/s/ Richard A. Fink

Richard A. Fink

Address:	P.O. Box 1647 Rancho Santa Fe, CA 92067

PM&S Venture Fund II LLC

By:	/s/ Illegible

Its Managing Member

Address:	101 West Broadway Suite 1800 San Diego, CA 92101-8219

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Kettle Partners LP

By:	Moraine L.L.C.

By:	/s/ Illegible
Its Member

Address:	350 West Hubbard Street Suite 350 Chicago, IL 60610

Kettle Partners Limited Partnership II

By:	Moraine II LLC, its General Partner

By:	/s/ Lee Rosenberg
Lee Rosenberg, its General Partner

Address:	350 West Hubbard Street Suite 350 Chicago, IL 60610

Austin Ventures VI, L.P.

By:	A.V. Partners VI, L.P., its general partner

By:	/s/ John Thorton
John Thorton
Its:

Address:	114 W. 7th Street Suite 1300 Austin, TX 78701

/s/ James Woodman
James Woodman

Address:	3805 Torrey Hill Lane San Diego, CA 92130

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

TicketMaster Online-CitySearch, Inc.

By:	/s/ Illegible

Title:	EVP

Address:	3701 Wilshire Blvd. Los Angeles, CA 90010

/s/ Matthew S. McAdams

Matthew S. McAdams

Address:	728 Clarkson Street Denver, CO 80209

Growth Partners

By:	/s/ Illegible

Title:

Address:	200 South Wacker Drive Suite 700 Chicago, IL 60606

David A. Sherman Living Trust

/s/ David Sherman

David Sherman, Trustee

Address:	2 North LaSalle Street Suite 1725 Chicago, IL 60602

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

/s/ Lindsey S. Rabushka

Lindsey S. Rabushka

Address:	389 Landris Lane Deerfield, IL 60015

/s/ Arnold H. Heltzer

Arnold H. Heltzer

Address:	707 Skokie Boulevard Suite 300 Northbrook, IL 60062

and

c/o Bear Stearns & Co. Attn: Jim Tarsy 245 Park Avenue, 9th Floor New York, NY 10167

/s/ Arthur Roldan

Arthur Roldan

Address:	1260 South Fiore Drive Lake Forest, IL 60045

Dodi Ventures, L.L.C.

By:	/s/ Illegible

Title:

Address:	450 East Devon, Suite 250 Itasca, IL 60143

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

/s/ David Robert Lack

David Robert Lack

Address:	79 Norfolk Avenue Clarendon Hills, IL 60514

/s/ Jeffrey Stuart Lack

Jeffrey Stuart Lack

Address:	3710 Tartan Houston TX 7702

/s/ Melvin Lack

Melvin Lack

Address:	P.O. Box 2550 Victoria, TX 77901

/s/ Ross Stevens

Ross Stevens

Address:	One Union Square South Apt. 23B New York, New York 10003

/s/ Kermit King

Kermit King

Address:	10 W. Elm Street, Apt. D Chicago, IL 60610

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

/s/ Kendall A. Itoku

Kendall A. Itoku

Address:	2320 Wellington Estate Drive Chesterfield, MO 63017

New World Venture Investors I, L.P.

By:	New World Venture Partner LLC its General Partner
By:	/s/ Christopher Girgenti

Title:	Managing Director

Address:	1603 Orrington, Suite 1070 Evanston, IL 60201 Attn: Christopher E. Girgenti

NW Equity Investors, L.L.C.

By:	/s/ Illegible

Title:

Address:	1603 Orrington, Suite 1070 Evanston, IL 60201 Attn: Christopher E. Girgenti

KB Partners Venture Fund I, L.P.

By:	/s/ Keith Bank

Title:	Managing Director

Address:	1101 Skokie Boulevard Suite 260 Northbrook, IL 60062

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

LeagueLink Investors, L.L.C.

By:	/s/ Illegible

Title:

Address:	c/o New World Ventures 1603 Orrington, Suite 1070 Evanston, IL 60201 Attn: Christopher E. Girgenti

/s/ Joseph Piscopo

Joseph Piscopo

Address:	18 Natoma Drive Oak Brook, IL 60523

ABS Ventures IT, L.P.

By:	Calvert Capital II L.L.C.

By:	/s/ Illegible

Name:

	Title:	Manager

Address:		1 South Street, Suite 2150 Baltimore, MD 21202

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Austin Ventures VI, L.P.

By:	A.V. Partners VI, L.P., its General Partner

	By:	/s/ John Thornton

John Thornton

Title:

Address:		114 W. 7th Street Suite 1300 Austin, TX 78701

Austin Ventures VI Affiliates Fund, L.P.

By:	A.V. Partners VI, L.P., its General Partner

	By:	/s/ John Thornton

John Thornton

Title:

Address:		114 W. 7th Street Suite 1300 Austin, TX 78701

/s/ John Griffin

John Griffin

Address:

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Hambrecht Eu Capital

By:	/s/ Illegible

Title:	Manager

Address:	1356 Greenwich St.

SF, CA 94109

/s/ Duane Harlan

Duane Harlan

Address:	937 Enterprise Drive Sacramento, CA 95825

John Kirtley

Address:

Brian and Jennifer Maxwell Living Trust dated 3/7/94

By:

Brian Maxwell, Trustee

By:

Jennifer Maxwell, Trustee

Address:	47 Laurel Grove P.O. Box 1725 Ross, CA 94957

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

/s/ Jeffrey Leck

Jeffrey Leck

Address:

Canaan Equity II L.P.

By:	Canaan Equity Partners II L.L.C., its General Partner

By:	/s/ Stephen L. Green

Stephen L. Green

Title:	Member/Manager

Address:	105 Rowayton Avenue Rowayton, CT 06853

Canaan Equity II L.P. (QP)

By:	Canaan Equity Partners II L.L.C., its General Partner

By:	/s/ Stephen L. Green

Stephen L. Green

Title:	Member/Manager

Address:	105 Rowayton Avenue Rowayton, CT 06853

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Canaan Equity II Entrepreneurs L.L.C.

By:	Canaan Equity Partners II L.L.C.,

By:	/s/ Stephen L. Green

Stephen L. Green

Title:	Member/Manager

Address:	105 Rowayton Avenue Rowayton, CT 06853

Charles River Partnership IX, a Limited Partnership

By:	Charles River IX GP Limited Partnership, its General Partner

By:	/s/ Illegible

Title:

Address:	1000 Winter Street, Suite 3300 Waltham, MA 02451

Charles River Partnership IX-A, a Limited Partnership

By:	Charles River IX GP Limited Partnership, its General Partner

By:	/s/ Illegible

Title:

Address:	1000 Winter Street, Suite 3300 Waltham, MA 02451

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Charles River IX-B LLC

By:	Charles River VII Friends, Inc., its Manager

	By:	/s/ Illegible

Title:

Address:		1000 Winter Street, Suite 3300 Waltham, MA 02451

Charles River IX-C LLC

By:	Charles River VII Friends, Inc., its Manager

	By:	/s/ Illegible

Title:

Address:		1000 Winter Street, Suite 3300 Waltham, MA 02451

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

North Bridge Venture Partners III, L.P., a Limited Partnership

By:	North Bridge Venture Management III, L.P., its General Partner

	By:	/s/ Illegible

Title:

Address:		950 Winter Street, Suite 4600 Waltham, MA 02451

Dominion Fund V, a Delaware Limited Partnership

By:	Dominion Ventures, LLC, its General Partner

	By:	/s/ Illegible

Title:

Address:		One Post Office Square, 38th Floor Boston, MA 02110

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Wand Equity Portfolio II, L.P.

By:	/s/ Illegible

Title:

Address:

Wand Affiliates Fund, L.P.

By:	/s/ Illegible

Title:

Address:

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

Comdisco, Inc.

By:	/s/ Illegible

Title:

Address:

[Signature page to Fifth Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

List of Shareholders

Enterprise Partners IV, L.P.

Enterprise Partners IV Associates, L.P.

Richard A. Fink

PM&S Venture Fund II LLC

Scott Kyle

Frederick Mitchell Thrower, III Separate Property Trust, U.T.D. September 28, 1999

Jim Woodman

Kettle Partners LP

Austin Ventures VI, L.P.

TicketMaster Online-CitySearch, Inc.

Matthew S. McAdams

Growth Partners

David A. Sherman Living Trust

Lindsey S. Rabushka

Arnold H. Heltzer

Arthur Roldan

Dodi Ventures, L.L.C.

David Robert Lack

Jeffrey Stuart Lack

Melvin Lack

Ross Stevens

Kermit King

Kendall A. Itoku

New World Venture Investors I, L.P.

NW Equity Investors, L.L.C.

KB Partners Venture Fund I, L.P.

LeagueLink Investors, L.L.C.

Joseph Piscopo

Duane Harlan

ABS Ventures ACT L.L.C.

ABS Investors L.L.C.

Austin Ventures VI, L.L.P.

Austin Ventures VI Affiliates Fund, L.P.

Dodi Ventures, L.L.C.

Enterprise Partners IV, L.P.

Enterprise Partners IV Associates, L.P.

John Griffin

Hambrecht Eu Capital

Kettle Partners Limited Partnership II

John Kirtley

David Robert Lack

Melvin Lack

Jeffrey Leck

Brian and Jennifer Maxwell Living Trust dated 3/7/94

TicketMaster Online-CitySearch, Inc.

Series I Investors

Canaan Equity II L.P.

Canaan Equity II L.P. (QP)

Canaan Equity II Entrepreneurs L.L.C.

Charles River Partnership IX

Charles River Partnership IX-A

Charles River Partnership IX-B LLC

Charles River Partnership IX-C LLC

North Bridge Venture Partners III, L.P.

Dominion Fund V

ABS Investors L.L.C.

ABS Ventures IT, L.P.

Austin Ventures VI, L.P.

Austin Ventures VI Affiliates Fund, L.P.

TicketMaster Online-CitySearch, Inc.

Liberty Mutual Insurance Company

Series J Investors

Wand Equity Portfolio II, L.P.

Wand Affiliates Fund, L.P.

Comdisco, Inc.